UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015 (January 6, 2015)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 East Park Drive, Second Floor Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2015, American Addiction Centers, Inc. (“AAC”), a Nevada corporation and wholly-owned subsidiary of AAC Holdings, Inc., a Nevada corporation (the “Company”), entered into an Office Space Lease (the “Lease Agreement”) with CV Brentwood Properties, LLC, a Delaware limited liability company (“Landlord”), pursuant to which AAC agrees to lease approximately 101,986 square feet of office space located at 200 Powell Place, Brentwood, Tennessee, 37027. The initial term of the Lease Agreement will be for ten years from the date the premises are delivered to AAC (the “Initial Term”), and AAC has one option to extend the Lease Agreement for five years. Base rent under the Lease Agreement is expected to be approximately $195,473 per month in the first year of the Initial Term, subject to certain fixed increases over the course of the Initial Term as set forth in the Lease Agreement. The Lease Agreement contains customary events of default including, without limitation, nonpayment of rent and the failure of AAC to perform its obligations required under the Lease Agreement. Upon the occurrence of an event of default, Landlord may terminate the Lease Agreement or terminate AAC’s rights to possession of the premises under the Lease Agreement.

The foregoing description of the Lease Agreement does not purport to be a complete description of the parties’ rights and obligations under the Lease Agreement. The above description is qualified in its entirety by reference to the complete Lease Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the Lease Agreement, on January 6, 2015, the Company entered into a Guaranty of Lease with the Landlord (the “Guaranty”), pursuant to which the Company agrees to guaranty the obligations of AAC under the Lease Agreement. A copy of the Guaranty is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On January 12, 2015, the Company issued a press release announcing the execution of the Lease Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Office Space Lease, dated as of January 6, 2015, by and between CV Brentwood Properties, LLC and American Addiction Centers, Inc.

10.2	Guaranty of Lease, dated as of January 6, 2015, by and between AAC Holdings, Inc. and CV Brentwood Properties, LLC.

99.1	Press Release dated January 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

Date: January 12, 2015

EXHIBIT INDEX

No.	Exhibit

10.1	Office Space Lease, dated as of January 6, 2015, by and between CV Brentwood Properties, LLC and American Addiction Centers, Inc.

10.2	Guaranty of Lease, dated as of January 6, 2015, by and between AAC Holdings, Inc. and CV Brentwood Properties, LLC.

99.1	Press Release dated January 12, 2015